Exhibit 99.1


             The TJX Companies, Inc. Reports First Quarter
            Fiscal 2004 Results in Line with Expectations

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 13, 2003--The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced sales and earnings results for the first quarter ended April 26, 2003. Net sales for the first quarter were $2,789 million, a 5% increase over last year. Consolidated comparable store sales decreased 2% versus last year's strong 7% increase. Net income was $114 million and diluted earnings per share were $.22, versus $.27 in the prior year.
    Edmond English, President and Chief Executive Officer of The TJX Companies, Inc. commented, "With a very strong first quarter last year and a significant Easter calendar shift, we planned this year's first quarter conservatively. Consolidated comp store sales came in slightly below our expectations, with the unseasonably cold weather throughout the quarter in most regions of the country negatively impacting our sales performance. Our ability to take advantage of numerous in-season buying opportunities has resulted in our merchandise margins coming in stronger than plan and we have reported earnings that are near the upper end of our anticipated range. We continue to believe that once the weather turns warm, customer demand for spring and summer apparel will improve.
    "At The Marmaxx Group, the combination of T. J. Maxx and Marshalls, we planned first quarter performance conservatively against an outstanding performance last year. While Marmaxx's first quarter sales, affected by the extended unseasonably cool weather, did not meet our plan, bottom line was slightly ahead of our expectations. Comparable store sales decreased 5% versus a 7% increase last year, and segment profit was $194 million, which was below last year's very strong performance. As previously stated, merchandise margins and bottom-line performance at this division were aided by our ability to take advantage of the very favorable buys that were available to us in the marketplace."
    English continued, "HomeGoods reported sales and segment profit that were in line with expectations. Sales increased 17%, with comparable store sales decreasing by 1% against an 11% increase last year. Segment profit increased 12%. We continue to be very enthusiastic about our HomeGoods division. New stores are doing extremely well and customers love our unique concept, which offers great values on a rapidly changing selection of exciting home fashions.
    "At our Canadian divisions, Winners and HomeSense, sales were in line with our objectives and increased by 24%. Comparable store sales were flat with last year's 10% increase in local currency. Segment profit was $12 million, which was below our expectations and slightly below the prior year. In addition to challenging comparisons to last year's strong first quarter performance, as well as facing unseasonable weather, Winners' results were negatively impacted by higher-than-planned markdowns. As we begin the second quarter, Winners is positioned well, with inventories that are fresh and well managed. At HomeSense, our young Canadian home fashions business, we continue to be excited with customer response to this concept.
    "T.K. Maxx, in the U.K. and Ireland, had a strong quarter, increasing sales by 37% and posting an above-plan comparable store sales increase of 8% in local currency over a strong increase last year. Segment profit exceeded our goals and improved significantly over the prior year. We are very pleased with T.K. Maxx's successful growth throughout the U.K. and Ireland."
    English continued, "A.J. Wright, our youngest U.S. division, achieved a 65% increase in sales and a comparable store sales gain of 6% on top of a 21% increase last year. Bottom-line performance exceeded our plan and the prior year. We are particularly pleased with the performance of A.J. Wright, given that it faced unseasonable weather and the challenge of hurdling a strong performance last year. New A.J. Wright stores are opening to great customer response and this division is rapidly gaining recognition among moderate-income shoppers.
    "During the first quarter, our strong financial position allowed us to continue with our aggressive share repurchase program. We spent a total of $139 million, retiring 8.2 million shares of TJX stock."
    English concluded, "We planned the first quarter conservatively, and, for the most part, our performance came in as we had expected. Although conservatively planned, merchandise margins were better than anticipated because of the excellent buying opportunities upon which we capitalized. This improving margin bodes well for our business, and we believe that more seasonable weather will spur sales. The combination of these factors, along with the flexibility of our off-price business model, gives us confidence that we will see stronger results as the year proceeds."
    The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 719 T.J. Maxx, 639 Marshalls, 146 HomeGoods and 83 A.J. Wright stores in the United States. In Canada, the Company operates 154 Winners and 19 HomeSense stores, and in Europe, 123 T.K. Maxx stores. TJX's press releases and financial information are also available on the Internet at www.tjx.com.
    At 11:00 a.m. EDT today, Edmond English, President and Chief Executive Officer of The TJX Companies, Inc. will hold a conference call with stock analysts to discuss the Company's fiscal 2004 first quarter results. The call will be webcast simultaneously at www.tjx.com and will remain available through Tuesday, May 20, 2003. A replay of the call will also be available by dialing (800) 891-8246 through Tuesday, May 20, 2003. Additionally, TJX expects to release its May 2003 sales results on Thursday, June 5, 2003, at approximately 8:15 a.m. EDT. Concurrent with the press release, a recorded message with more detailed information regarding TJX's May sales results and its business will be available by calling (703) 736-7248 or via the Internet at www.tjx.com. That sales recording will remain available via the phone and Internet through Thursday, June 12, 2003.

    SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: general economic conditions including effects of wars, other military actions and terrorist incidents; consumer confidence, demand and preferences; weather patterns; competitive factors, including continuing pressure from pricing and promotional activities of competitors; the impact of excess retail capacity and the availability of desirable store and distribution center locations on suitable terms; recruiting quality sales associates and other associates; the availability, selection and purchasing of attractive merchandise on favorable terms and the effective management of inventory levels; import risks, including potential disruptions in supply and duties, tariffs and quotas on imported merchandise, including economic, political or other problems in countries from which merchandise is imported; currency and exchange rate factors in our foreign and buying operations; ability to continue successful expansion of our store base at the rate projected; risks in the development of new businesses and application of our off-price strategies in additional foreign countries; factors affecting expenses including pressure on wages and benefits; our acquisition and divestment activities; our ultimate liability with respect to leases relating to discontinued operations including indemnification and other factors affecting or mitigating our liability, and; changes in laws and regulations; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)


                                              13 Weeks Ended
                                           April 26,      April 27,
                                              2003          2002

Net sales                               $  2,788,705   $  2,665,687

Cost of sales, including buying and
 occupancy costs                           2,113,630      1,988,830
Selling, general and administrative
 expenses                                    482,891        433,016
Interest expense, net                          6,978          6,194

Income before provision for income taxes     185,206        237,647
Provision for income taxes                    71,675         90,544

Net income                              $    113,531   $    147,103

Diluted earnings per share:
  Net income                            $        .22   $        .27
Cash dividends declared per share       $       .035   $        .03

Weighted average shares for diluted
  earnings per share computation         520,504,200    547,122,216



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                       CONDENSED BALANCE SHEETS
                              (Unaudited)
                             (In Millions)

                                                April 26,   April 27,
                                                  2003        2002
ASSETS
Current assets:
  Cash and cash equivalents                    $   171.5  $   516.9
  Accounts receivable and other current assets     235.7      209.7
  Current deferred income taxes, net                10.1       12.7
  Merchandise inventories                        1,904.9    1,528.8

 Total current assets                            2,322.2    2,268.1

Property and capital leases, net of
 depreciation                                    1,439.3    1,220.4
Other assets                                       111.5       81.1
Non-current deferred income taxes, net                 -       23.4
Goodwill and tradename, net of amortization        179.3      179.1

 TOTAL ASSETS                                  $ 4,052.3  $ 3,772.1


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt       $    15.0  $       -
  Accounts payable                               1,020.2      858.2
  Accrued expenses and other current
   liabilities                                     574.8      467.6
  Income taxes payable                              87.0      115.1

 Total current liabilities                       1,697.0    1,440.9

Other long-term liabilities                        263.4      274.0
Non-current deferred income taxes, net              56.0          -
Long-term debt                                     666.8      673.8

Shareholders' equity                             1,369.1    1,383.4

 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $ 4,052.3  $ 3,772.1




         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                             (In Millions)

                                                    13 Weeks Ended
                                                  April 26,  April 27,
                                                    2003       2002
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $  113.5   $  147.1
  Depreciation and amortization                      55.6       49.4
  Deferred income tax provision                      16.4        2.6
  (Increase) in accounts receivable and other
   current assets                                   (58.7)     (59.9)
  (Increase) in merchandise inventories            (339.3)     (66.2)
  Increase in accounts payable                      201.3       93.8
  Increase in income taxes payable                   24.7       73.3
  (Decrease) in accrued expenses and other
   liabilities                                      (94.4)     (60.2)
  Other, net                                         10.5        7.5

Net cash (used in) provided by operating
 activities                                         (70.4)     187.4

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                (87.3)     (70.8)
  Other                                                .2         .2

Net cash (used in) investing activities             (87.1)     (70.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments for repurchase of common stock          (149.5)     (90.9)
  Cash dividends paid                               (15.6)     (12.2)
  Other                                               1.9        9.7

Net cash (used in) financing activities            (163.2)     (93.4)

Effect of exchange rate changes on cash               (.1)        .7

Net (decrease) increase in cash and cash
 equivalents                                       (320.8)      24.1
Cash and cash equivalents at beginning of year      492.3      492.8

Cash and cash equivalents at end of period       $  171.5   $  516.9



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                              (Unaudited)
                        (Dollars In Thousands)

                                                 13 Weeks Ended
                                             April 26,      April 27,
                                               2003           2002
Net sales:
  Marmaxx                                 $  2,150,086   $  2,172,887
  Winners (a)                                  201,783        162,328
  T.K. Maxx                                    177,253        129,759
  HomeGoods                                    177,062        150,834
  A.J. Wright                                   82,521         49,879
                                          $  2,788,705   $  2,665,687

Segment profit or (loss):
  Marmaxx                                 $    193,885   $    250,104
  Winners (a)                                   11,793         13,066
  T.K. Maxx                                        916         (3,774)
  HomeGoods                                      4,532          4,062
  A.J. Wright                                   (2,345)        (3,137)
                                               208,781        260,321

General corporate expense                       16,597         16,480
Interest expense, net                            6,978          6,194

Income before provision for income taxes  $    185,206   $    237,647

Stores in operation end of period:
  T.J. Maxx                                        719            701
  Marshalls                                        639            589
  Winners                                          154            137
  HomeGoods                                        146            125
  T.K. Maxx                                        123            105
  A.J. Wright                                       83             52
  HomeSense                                         19             11

     Total                                       1,883          1,720


(a) Includes the operating results of HomeSense stores.


The TJX Companies, Inc.                          Notes To Consolidated
and Consolidated Subsidiaries           Condensed Financial Statements

1. During the first quarter ended April 26, 2003, TJX repurchased 8.2 million shares of its common stock, for a cost of $139.3 million. Through April 26, 2003, under its current $1 billion multi-year stock repurchase program, TJX has repurchased 24.3 million shares at a cost of $442.6 million.

2. Certain amounts in the prior period's financial statements have been reclassified to be consistent with the current year's presentation.



    CONTACT: The TJX Companies, Inc.
             Sherry Lang, Vice President
             Investor and Public Relations
             (508) 390-2323